Exhibit 99.1

   ITT Industries Reports First Quarter EPS of $0.94, Raises FY 2004 Guidance

    * Q1 earnings before benefit of special items $0.92, up 11 percent over comparable $0.83

    * Q1 revenue up 17 percent to $1.5 billion; strong organic growth of 10 percent

    * Long-term growth opportunities continue for Defense, Water/Wastewater, Electronic Components

    * Positive outlook leads company to raise FY EPS guidance from $4.15-4.25 to $4.40-4.50


    WHITE PLAINS, April 22 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) today announced first quarter 2004 net income of $88.9 million, up $2.2 million including the net benefit of special items. Diluted earnings per share (EPS) for the quarter, including the net benefit of special items, was $0.94, up $0.02 per share from reported EPS in the first quarter 2003. During the first quarter 2004, the company realized a $0.05 per share benefit from several tax items, which was partially offset by other special items, primarily restructuring costs, of ($0.03) per share. The net effect of these special items was a $0.02 increase in reported EPS for the first quarter. Adjusting results to exclude the benefit of these special items, earnings for the first quarter 2004 were $0.92, up 11 percent over the comparable adjusted figure of $0.83 for the same period in 2003.

    "The first quarter was a very good one for us, with strong earnings and double digit organic revenue growth, as we continue to expand our higher margin, high-growth business segments, and continuously improve our operating performance across the company," said Lou Giuliano, Chairman, President and Chief Executive Officer of ITT Industries. "We are accelerating organic top-line and earnings growth, led by our Defense, Water/Wastewater and Electronic Components businesses. We have supported this strategy through new product development and finding better ways to serve our customers, supplemented with strategic acquisitions that create value and improve market strength in our existing businesses. A good example of this is our acquisition of WEDECO, which has significantly enhanced our presence and product offering in the global water treatment market."

    "Based on our recent assessment of business conditions in all of our segments and the strong first quarter performance, we have raised our earnings target for the year to a range of $4.40-$4.50, up 14-17 percent over adjusted 2003 EPS. Our previous range for 2004 was $4.15-4.25. We now estimate that full-year 2004 revenues will range from $6.4 to $6.6 billion, up 14-18 percent from last year, and are raising our full-year 2004 cash forecast by $25 million."


    First Quarter Financial Highlights
    * First quarter 2004 revenues rose 17 percent to $1.5 billion, helped by revenue increases in all four business segments, acquisitions and
      positive impact of foreign currency translation.   Excluding foreign
      exchange and acquisitions, first quarter revenue grew 10 percent.
    * Higher revenues and continued process improvements combined to increase net income $2.2 million or 3 percent to $88.9 million or $0.94 per share. Excluding the net benefit of special items of $0.02 per share, earnings for the first quarter 2004 were $0.92, up 11 percent over the comparable adjusted figure of $0.83 for the first quarter 2003.
    * Segment operating income in the quarter grew 14 percent over the first quarter 2003 to $146.6 million on higher revenue and operational improvements.
    * In February, the company announced its intention to buy the Remote Sensing Systems (RSS) business of Eastman Kodak for $725 million in cash, complimenting its own space imaging business. Once completed, the acquisition of RSS, combined with ITT's existing space imaging business, will form a new Space Systems division in the Defense Electronics & Services segment, which is expected to generate $600 million in annualized revenue.
    * The company's first quarter 2004 cash usage from operations was $116 million, which includes a previously announced $100 million voluntary
      pre-funding of the U.S. Salaried Pension Plan.   Adjusted for capital
      expenditures of $29 million and the pension pre-funding, the company's free cash flow usage was $45 million.

    First Quarter Segment Highlights

    Fluid Technology
    * First quarter 2004 Fluid Technology revenues were $574.9 million, up $71.3 million or 14 percent from the first quarter 2003. Revenue growth was driven by organic growth in water treatment and in the industrial pump group, recent acquisitions and the positive impact of foreign currency translation. Segment operating income was $52.9 million.
      After adjusting for the effects of restructuring costs, operating income was relatively flat compared to the first quarter 2003, at $55.9 million. Operating margin declined 150 basis points primarily due to start-up costs of acquisitions and foreign currency translation/transaction.
    * In January, the company completed its acquisition of German-based WEDECO Water Technologies, a world leading provider of ultra-violet and ozone oxidation water treatment systems, and Shanghai-based Hengtong giving ITT the disinfection technology and global reach needed to grow its dynamic wastewater treatment business. Water treatment, which includes biological treatment, filtration, desalinization and disinfection, is the fastest growing segment within the water/wastewater business.
    * The industrial process pump business saw organic revenue growth of 13 percent, a reflection of progress on its strategy to develop its international business. Growth was particularly strong in the petrochemical market.

    Defense Electronics & Services
    * Defense Electronics & Services revenues for the first quarter were $506.5 million, up $115.1 million or 29 percent, due to increased sales at nearly all of the segment's businesses, particularly Night Vision, Aerospace Communication and Systems. Operating income rose $14.3 million or 42 percent to $48.7 million, and operating margin rose 80 basis points on increased sales of higher margin products. The Defense backlog now stands at $3.16 billion, up 5 percent over the first quarter of 2003.
    * The company is working to develop the next generation technology in space, night vision and communication markets. Initial test results for Night Vision's goggles that combine infrared and light intensification technology are encouraging, boding well for the company's potential participation in the next generation Night Vision program, which is expected to be a $1 billion program over six years.
    * The Systems division continues to register strong growth through new engineering and technical support contracts for a variety of defense and space agencies. Demand in this area is particularly strong as the Department of Defense looks to contractors to provide critical tasks required to accommodate the global deployment of troops.

    Motion & Flow Control
    * Motion & Flow Control revenues for the first quarter were $274.0 million, up $15.9 million or 6 percent on higher volume in motion and leisure marine, and the positive impact of foreign currency translation. Operating income was up $1.1 million to $39.1 million, while operating margin declined 40 basis points.
    * The businesses within Motion & Flow Control continue to expand, taking existing products and modifying them for new end markets. The company's friction materials unit, a leading provider to the auto market, has begun supplying friction materials for the heavy truck market. Though the truck market for friction materials is in its early stages, the company believes it will provide the opportunity for double digit revenue growth.
    * The spa-whirlpool business has grown significantly in the last year thanks to new products, the benefits of improved operational performance and strategic outsourcing. Its new Magna whirlpool pump, designed in collaboration with ITT's Goulds unit, provides added pressure and could generate close to $10 million in incremental revenue in the next few years.

    Electronic Components
    * Electronic Components revenues rose $17 million or 12 percent to $161.8 million, in line with expectations and reflecting a modest improvement in several of the key markets such as mobile handsets. Organic revenue was up 5 percent in the quarter. First quarter orders were up 34 percent to $192.9 million, with a book to bill ratio of 1.19. Operating income rose $5.7 million to $5.9 million with a corresponding increase in operating margin. Excluding the effects of restructuring, operating income declined $1.8 million to $7.2 million, and operating margin
      declined 180 basis points from the first quarter 2003.   Sequentially,
      first quarter margin improved 140 basis points.
    * New customer satisfaction initiatives and new products are driving the growth in the company's connectors and switches for mobile telephones,
      with multiple new platform wins and higher content per phone.   While
      global handset sales are expected to grow 10 percent this year, we expect our businesses in this market to grow revenues by 25 percent.
    * Electronic Components continues to take its products to new end markets. Its mechatronic joystick control switches have captured the interest of heavy equipment manufacturers such as Caterpillar. New business with Caterpillar alone in this area is expected to triple to $20 million per year by 2006.

    About ITT Industries

    ITT Industries, Inc. (www.itt.com) supplies advanced technology products and services in key markets including: electronic interconnects and switches; defense communication, opto-electronics, information technology and services; fluid and water management and other specialty products. Headquartered in White Plains, NY, the company generated $5.63 billion in 2003 sales.

    In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris and Frankfurt exchanges.

    Certain material presented herein consists of forward-looking statements which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Such factors include general economic conditions, foreign currency exchange rates, competition and other factors all as more thoroughly set forth in Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Form 10-K Annual Report for the fiscal year ended December 31, 2003, and other of its filings with the Securities and Exchange Commission.


    NOTE: ITT Industries believes that investors' understanding of the company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the company's revenue growth by utilizing an organic revenue growth measure that excludes the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the company's ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS and organic revenue are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.


                    ITT INDUSTRIES, INC. AND SUBSIDIARIES

                   CONSOLIDATED CONDENSED INCOME STATEMENTS
                       (In millions, except per share)
                                 (Unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                    2004               2003

    Sales and revenues                            $1,515.9          $1,296.4

    Costs of sales and revenues                    1,007.1             846.4
    Selling, general and
     administrative expenses                         230.2             200.3
    Research, development and
     engineering expenses                            144.9             129.6
    Restructuring and asset
     impairment charges                                4.7              10.4
    Total costs and expenses                       1,386.9           1,186.7

    Operating income                                 129.0             109.7
    Interest expense (income), net                     1.1             (15.1)
    Miscellaneous expense                              3.6               0.7
    Income from continuing operations
     before income  taxes                            124.3             124.1
    Income tax expense                                36.2              37.4
    Income from continuing operations                 88.1              86.7
    Income from discontinued
     operations, including tax
       expense of $0.4                                 0.8                 -
    Net income                                       $88.9             $86.7

    Earnings Per Share:
    Income from continuing
    operations:
      Basic                                          $0.95             $0.94
      Diluted                                        $0.93             $0.92
    Discontinued operations:
      Basic                                          $0.01                $-
      Diluted                                        $0.01                $-
    Net income:
      Basic                                          $0.96             $0.94
      Diluted                                        $0.94             $0.92


    Average Common Shares - Basic                     92.3              91.8
    Average Common Shares - Diluted                   94.5              93.7


                    ITT INDUSTRIES, INC. AND SUBSIDIARIES

                    CONSOLIDATED CONDENSED BALANCE SHEETS
                                (In millions)

                                              March 31,           December 31,
                                                2004                   2003
                                            (Unaudited)
    Assets
    Current Assets:
      Cash and cash equivalents                $199.1                 $414.2
      Receivables, net                        1,161.0                  974.6
      Inventories, net                          618.4                  578.5
      Deferred income taxes                      68.1                   68.2
      Other current assets                       86.0                   70.0
         Total current assets                 2,132.6                2,105.5

    Plant, property and equipment, net          869.9                  893.3
    Deferred income taxes                       374.7                  373.3
    Goodwill, net                             1,845.6                1,629.1
    Other intangible assets, net                 79.4                   74.8
    Other assets                                969.1                  861.6
         Total assets                        $6,271.3               $5,937.6


    Liabilities and Shareholders' Equity
    Current Liabilities:
      Accounts payable                         $689.5                 $635.3
      Accrued expenses                          612.4                  653.4
      Accrued taxes                             276.3                  251.9
      Notes payable and current
       maturities of long-term debt             414.6                  141.5
      Other current liabilities                   4.6                    4.5
         Total current liabilities            1,997.4                1,686.6

    Pension and postretirement
     benefits                                 1,399.5                1,403.8
    Long-term debt                              471.6                  460.9
    Other liabilities                           535.7                  538.6
         Total liabilities                    4,404.2                4,089.9

    Shareholders' equity                                             1,847.7
                                              1,867.1
    Total liabilities and
     shareholders' equity                    $6,271.3               $5,937.6



                    ITT INDUSTRIES, INC. AND SUBSIDIARIES

               CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                (In millions)
                                 (Unaudited)



                                                      Three Months Ended
                                                           March 31,
                                                   2004                 2003
    Operating Activities
    Net income                                    $88.9                $86.7
    Income from discontinued
     operations                                    (0.8)                   -

    Income from continuing operations              88.1                 86.7
    Adjustments to income from
     continuing operations:
      Depreciation and amortization                48.9                 45.8
      Restructuring and asset
       impairment charges                           4.7                 10.4
    Payments for restructuring                     (9.5)                (5.1)
    Change in receivables                        (158.3)               (99.7)
    Change in inventories                           2.6                 (9.1)
    Change in accounts payable and
     accrued expenses                              (4.2)               (48.2)
    Change in accrued and deferred
     taxes                                         21.6                 17.9
    Change in other current and non-
     current assets                              (115.4)              (209.5)
    Change in other non-current
     liabilities                                    0.4                (14.0)
    Other, net                                      5.6                  9.1
      Net Cash - operating activities            (115.5)              (215.7)


    Investing Activities
    Additions to plant, property and
     equipment                                    (29.0)               (21.8)
    Acquisitions, net of cash
     acquired                                    (243.0)               (35.1)
    Proceeds from sale of assets and
     businesses                                     2.6                  7.8
    Other, net                                      0.3                    -
      Net Cash - investing activities            (269.1)               (49.1)

    Financing Activities
    Short-term debt, net                          251.2                246.5
    Long-term debt repaid                         (35.5)                (0.6)
    Long-term debt issued                             -                  0.2
    Repurchase of common stock                    (39.6)                (2.0)
    Proceeds from issuance of common
     stock                                         17.3                  2.5
    Dividends paid                                (14.8)               (13.8)
    Other, net                                        -                  0.1
      Net Cash - financing activities             178.6                232.9



    Exchange Rate Effects on Cash and
     Cash Equivalents                              (8.9)                 2.4
    Net Cash - Discontinued
     Operations                                    (0.2)                 0.9

    Net change in cash and cash
     equivalents                                 (215.1)               (28.6)
    Cash and cash equivalents -
     beginning of year                            414.2                202.2
    Cash and Cash Equivalents - End
     of Year                                     $199.1               $173.6


               ITT Industries Non-GAAP Press Release Reconciliation
                      Reported vs. Adjusted Net Income & EPS
                          First Quarter of 2004 & 2003

                       ($ Millions, except EPS and shares)

                                                                        Change
                                                                         2004
                          Q1     Q1       Q1     Q1     Q1       Q1       vs.
                         2004   2004     2004   2003   2003     2003     2003
                          As               As     As              As     As
                      Reported Adjust- Adjust- Report- Adjust- Adjust- Adjust-
                                ments     ed      ed    ments     ed      ed


    Segment Operating
     Income              146.6    4.5 #A  151.1  128.9    9.3 #H  138.2


    Interest Income
     (Expense)            (1.1)  (4.2)#B   (5.3)  15.1  (22.1)#I   (7.0)
    Other Income
     (Expense)            (3.6)   1.3 #C   (2.3)  (0.7)     -      (0.7)
    Corporate (Expense)  (17.6)   0.2 #D  (17.4) (19.2)   1.1 #J  (18.1)

    Income from
     Continuing
     Operations before
     Tax                 124.3    1.8     126.1  124.1  (11.7)    112.4

    Income Tax Items             (2.3)#E   (2.3)         (1.0)#K   (1.0)
    Income Tax Expense   (36.2)  (0.6)#F  (36.8) (37.4)   3.6 #L  (33.8)

    Total Tax Expense    (36.2)  (2.9)    (39.1) (37.4)   2.6     (34.8)

    Income from
     Continuing
     Operations           88.1   (1.1)     87.0   86.7   (9.1)     77.6

    Income from
     Discontinued
     Operations            0.8   (0.8)#G    0.0    0.0    0.0       0.0

    Net Income            88.9   (1.9)     87.0   86.7   (9.1)     77.6    9.4


    Diluted EPS           0.94  (0.02)     0.92   0.92  (0.09)     0.83  $0.09


    #A - Remove Segment Restructuring Expense of $4.5M
    #B - Remove Interest Income - Tax Settlement ($4.2M)
    #C - Remove Bond Discount Loss on Redemption of Bonds $1.3M
    #D - Remove HQ Restructuring Expense of $0.2M
    #E - Remove Effect of Several Tax Items ($2.3M)
    #F - Tax Effect of Adjustments #A, #B, #C and #D
    #G - Remove D.O. Income ($0.8M)
    #H - Remove Segment Restructuring Expense of $9.3M
    #I - Remove Interest Income From Tax Audit Settlement ($22.1M) #J - Remove HQ Restructuring Expense of $1.1M
    #K - Remove Tax Audit Settlement $1.0M
    #L - Tax Effect of Adjustments #H and #J



               ITT Industries Non-GAAP Press Release Reconciliation
                       Reported vs. Organic Revenue Growth
                            First Quarter 2004 & 2003

                                   ($ Millions)



                                                (As Reported - GAAP)
                                                                        %
                                           Sales &   Sales &   Change Change
                                          Revenues  Revenues    2004   2004
                                                                 vs.    vs.
                                           3M 2004   3M 2003    2003   2003


    ITT Industries - Consolidated          1,515.9   1,296.4   219.5    17%

    Electronic Components                    161.8     144.8    17.0    12%

    Industrial Products Group                 90.2      79.4    10.8    14%


                                         (As Adjusted - Organic)

                              Acquisi-
                                  tion    FX     Adj.           Change %Change
                      Sales & Contrib- Contrib Sales & Sales &    Adj.    Adj.
                    Revenues    ution   ution Revenues Revenues     04     04
                     3M 2004  3M 2004  3M 2004 3M 2004  3M 2003 vs. 03  vs. 03


    ITT Industries -
     Consolidated    1,515.9   (24.5)  (62.9)  1,428.5   1,296.4  132.1   10%

    Electronic
     Components        161.8     0.0   (10.1)    151.7     144.8    6.9    5%

    Industrial Products
     Group              90.2     0.0    (0.5)     89.7      79.4   10.3   13%




              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                            Full Year of 2004 & 2003


                                                  Full Year 2004 EPS**
                                                                   Full Year
                                         Lower Limit Upper Limit   2003 EPS**

    As Reported*                                4.42        4.52        4.29

    Adjustments

    Restructuring                               0.03        0.03        0.22

    Interest                                   (0.03)      (0.03)      (0.16)

    Tax Settlement                             (0.02)      (0.02)      (0.35)

    Other - Debt Repayment                      0.01        0.01

    Discontinued Operations                    (0.01)      (0.01)      (0.14)

    Adjusted Net Income                         4.40        4.50        3.86

    % Increase                                    14%         17%


    *Amount represents projected figures for full year 2004
    ** Represents diluted EPS


             ITT Industries Non-GAAP Press Release Reconciliation
              Cash From Operating Activities vs. Free Cash Flow
                          First Quarter 2004 & 2003

                                 ($ Millions)

                                                     3M 04             3M 03

    Income from Continuing Ops                        88.1              86.7

    Depreciation                                      44.0              40.9

    Amortization                                       4.9               4.9

    Working Capital                                 (119.4)            (84.6)

    Pension Pre-funding                             (100.0)           (200.0)

    Other                                            (33.1)            (63.6)

    Cash from Operations                            (115.5)           (215.7)

    Capital Expenditures                             (29.0)            (21.8)

    Pension Pre-funding                              100.0             200.0

    Free Cash Flow                                   (44.5)            (37.5)


                                                      FY Free Cash Flow Range

                                                     FY 04             FY 04


    Cash from Operations                             485.0             535.0

    Capital Expenditures                            (160.0)           (160.0)

    Pension Pre-funding                              100.0             100.0

    Free Cash Flow                                   425.0             475.0


              ITT Industries Non-GAAP Press Release Reconciliation
               First Quarter 2004 & 2003 Reported vs. Adjusted EPS

                                                   Q1 2004           Q1 2003
                                                    Actual            Actual


    Diluted Earnings Per Share - GAAP                $0.94             $0.92

    Other Adjustments*                               (0.05)            (0.17)

    Restructuring                                     0.03              0.08

    Adjusted Earnings Per Share - NON-
     GAAP                                            $0.92             $0.83


    *Please refer to "Reported vs. Adjusted Net Income & EPS First Quarter of 2004 & 2003" for details on Other Adjustments



               ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                           First Quarter of 2004 & 2003

                                   ($ Millions)

                                     Q1 2004 Q1 2003    %   Q1 2004 Adjust for
                                        As     As    Change    As       2004
                                   Reported Reported 04 vs. Reported  Restruc-
                                                       03              turing

    Sales and Revenues:
    Electronic Components              161.8  144.8           161.8
    Defense Electronics & Services     506.5  391.4           506.5
    Fluid Technology                   574.9  503.6           574.9


    Operating Margin:
    Electronic Components               3.6%   0.1%            3.6%
    Defense Electronics & Services      9.6%   8.8%            9.6%
    Fluid Technology                    9.2%  11.2%            9.2%


    Income:
    Electronic Components                5.9    0.2 2850.0%     5.9       1.3
    Defense Electronics & Services      48.7   34.4   41.6%    48.7       0.0
    Fluid Technology                    52.9   56.3   -6.0%    52.9       3.0


                                                ($ Millions)

                                  Q1 2004 Q1 2003  Adjust for Q1 2003     %
                                      As     As       2003      As     Change
                                  Adjusted Reported Restruc- Adjusted  Adj. 04
                                                     turing            vs. 03

    Sales and Revenues:
    Electronic Components             161.8  144.8             144.8
    Defense Electronics & Services    506.5  391.4             391.4
    Fluid Technology                  574.9  503.6             503.6


    Operating Margin:
    Electronic Components              4.4%   0.1%              6.2%
    Defense Electronics & Services     9.6%   8.8%              8.8%
    Fluid Technology                   9.7%  11.2%             11.2%


    Income:
    Electronic Components               7.2    0.2        8.8    9.0   -20.0%
    Defense Electronics & Services     48.7   34.4        0.0   34.4    41.6%
    Fluid Technology                   55.9   56.3        0.0   56.3    -0.7%



               ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                  First Quarter of 2004 & Fourth Quarter of 2003

                                   ($ Millions)

                                   Q1 2004 Q4 2003    %    Q1 2004  Adjust for
                                      As      As    Change    As        2004
                                  Reported Reported 04 vs. Reported   Restruc-
                                                      03               turing

    Electronic Components

    Sales and Revenues               161.8   158.0           161.8


    Operating Margin                   3.6%   4.1%             3.6%


    Income                             5.9    6.4    -7.8%     5.9       1.3


                                              ($ Millions)

                                                    Adjust for
                                   Q1 2004  Q4 2003    2003   Q4 2003      %
                                       As     As        As              Change
                                  Adjusted Reported  Restruc- Adjusted Adj. 04
                                                      turing            vs. 03

    Electronic Components

    Sales and Revenues               161.8  158.0               158.0


    Operating Margin                   4.4%   4.1%                3.0%


    Income                             7.2    6.4      (1.7)      4.7    53.2%



SOURCE  ITT Industries, Inc.
    -0-                             04/22/2004
    /CONTACT: Tom Glover, ITT Industries, Inc., +1-914-641-2160, tom.glover@itt.com/
    /Web site:  http://www.itt.com /
    (ITT)

CO:  ITT Industries, Inc.
ST:  New York
IN:  CHM ARO
SU:  ERN